FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

- Conference call on Thursday, May 7, 2009, at 8:30 a.m. Central Daylight Time.

HOUSTON, Texas, May 6, 2009 . . . Service Corporation International (NYSE:  SCI), a leading provider of deathcare products and services, today reported results for the first quarter 2009.  Our consolidated financial statements can be found at the end of this press release.  The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended March 31,
	2009	2008
Revenues	$510.6	$573.5
Operating income	$85.6	$99.4
Net income attributable to common stockholders	$34.5	$41.5
Diluted earnings per share	$.14	$.16
Earnings from continuing operations excluding special items(1)	$31.0	$51.8
Diluted earnings per share from continuing operations excluding special items(1)	$.12	$.20
Diluted weighted average shares outstanding	250.3	265.3
Net cash provided by operating activities	$141.4	$46.3
Net cash provided by operating activities excluding special items(1)	$141.4	$139.6

(1)
Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the heading “Non-GAAP Financial Measures” or “Cash Flow and Capital Spending”.

Highlights:

–
Diluted earnings per share from continuing operations excluding special items was $0.12 in the first quarter 2009 compared to $0.20 in the prior year first quarter.  These results were in line with our expectations as cost reduction initiatives and a better than expected tax rate offset lower than expected funeral services performed.

–
Funeral gross profit decreased $24.3 million as decreases in funeral services performed were partially offset by lower variable costs.   Excluding an unfavorable Canadian currency impact and lower funeral trust fund income, the average revenue per funeral service grew approximately 4.0%.

–
Cemetery gross profit decreased $13.2 million due to a decline in cemetery property sales and lower cemetery trust fund income, which were partially offset by lower variable costs.  Cemetery gross profit exceeded our expectations as cost control initiatives helped to offset expected cemetery revenue declines.

–
Net cash provided by operating activities excluding special items was $141.4 million during the quarter.  This $1.8 million increase compared to the prior year primarily resulted from cost control and working capital initiatives, which were partially offset by declines in atneed customer cash receipts attributable to lower revenues as compared to 2008 levels.

Tom Ryan, the Company’s President and Chief Executive Officer, commented on the first quarter of 2009:

“Considering the current economic environment, we are encouraged by our results in the first quarter.  Even though we experienced a significant decrease in comparable funeral volume that was more than anticipated, we were able to prudently manage costs and capital spending so that earnings and cash flow results still met our internal projections.  Subsequent to the first quarter, we have also focused on deleveraging initiatives, which has resulted in reducing our debt by an additional $53 million in April.  Looking ahead to the remainder of 2009, we intend to maintain our focus on controlling and reducing costs and deleveraging, and we remain optimistic about the prospects for SCI in the future. ”

REVIEW OF RESULTS FOR FIRST QUARTER 2009

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended March 31,
	2009	2008
Funeral
Funeral atneed revenue	$240.2	$267.5
Funeral recognized preneed revenue	111.1	124.3
Other revenue(1)	13.6	13.8
Total funeral revenues	$364.9	$405.6

Gross profit	$84.3	$108.6
Gross margin percentage	23.1%	26.8%

Funeral services performed	69,329	77,386
Average revenue per funeral service	$5,067	$5,063

Cemetery
Cemetery atneed revenue	$59.9	$65.8
Cemetery recognized preneed revenue	69.6	79.3
Other revenue (2)	16.2	22.8
Total cemetery revenues	$145.7	$167.9

Gross profit	$15.8	$29.0
Gross margin percentage	10.8%	17.3%

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

(2)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, perpetual care trust fund income, and interest and finance charges earned from customer receivables on preneed installments contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations (“same store”) for the three months ended March 31, 2009 and 2008. We consider comparable operations to be those owned for the entire period beginning January 1, 2008 and ending March 31, 2009.

(In millions, except funeral services performed, average revenue per funeral service, average revenue per contract sold, and preneed funeral contracts sold)	Three months ended March 31,
	2009	2008	Change
Comparable funeral revenue:
Atneed revenue	$235.6	$264.2	$(28.6)
Recognized preneed revenue	110.1	122.7	(12.6)
Other revenue(1)	13.5	13.9	(0.4)
Total comparable funeral revenues	$359.2	$400.8	$(41.6)

Comparable gross profit	$86.0	$108.7	$(22.7)
Comparable gross margin percentage	23.9%	27.1%

Comparable funeral services performed:
Preneed	23,475	25,633	(2,158)
Atneed	44,376	50,812	(6,436)
Total	67,851	76,445	(8,594)

Comparable average revenue per funeral service	$5,095	$5,061	$34

Comparable preneed funeral production:
Sales	$108.4	$107.2	$1.2
Total preneed funeral contracts sold	19,412	19,057	355
Average revenue per contract sold	$5,584	$5,625	$(41)

(1)
Other revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

–
Comparable funeral services performed decreased 11.2%.  We believe the decline in deaths in our markets is consistent with trends experienced by other funeral service providers and industry vendors and was due in part to a relatively mild influenza season compared to the first quarter of 2008, and an additional day due to leap year in the prior year quarter.

–
The comparable average revenue per funeral service grew 0.7% over the prior year quarter.  Excluding an unfavorable Canadian currency impact and lower funeral trust fund income, the average revenue per funeral service grew approximately 4.0%.

–
The cremation rate increased 190 basis points to 42.9% in the first quarter of 2009 compared to 41.0% for the same period of 2008, which resulted in lower revenues of approximately $4.7 million, or $70 per funeral service.

–
Comparable funeral gross profit decreased $22.7 million, or 20.9%, due to the impact of lower funeral services performed and a decrease in funeral trust fund income, which were partially offset by lower variable merchandise costs and a decline in personnel costs related to work force initiatives.  The gross margin percentage decreased to 23.9% compared to 27.1% in 2008.

–
Preneed funeral sales production increased $1.2 million, or 1.1%.  Total funeral contracts sold increased 1.9% while the average revenue per contract sold decreased 0.7%.  Excluding an unfavorable Canadian currency impact, the average revenue grew 1.9%.  Preneed funeral sales are deferred and recognized in the future when the funeral service is performed.

Comparable Cemetery Results

The table below details comparable cemetery results of operations (“same store”) for the three months ended March 31, 2009 and 2008. We consider comparable operations to be those owned for the entire period beginning January 1, 2008 and ending March 31, 2009.

(In millions)	Three months ended March 31,
	2009	2008	Change
Comparable cemetery revenue:
Atneed revenue	$58.6	$65.3	$(6.7)
Recognized preneed revenue	69.0	79.5	(10.5)
Other revenue(1)	16.0	22.2	(6.2)
Total comparable cemetery revenues	$143.6	$167.0	$(23.4)

Comparable gross profit	$15.3	$29.1	(13.8)
Comparable gross margin percentage	10.7%	17.4%

Comparable preneed and atneed cemetery sales production:
Preneed:
Property	$53.3	$63.1	$(9.8)
Merchandise and services	35.4	35.4	—
Discounts	(8.3)	(7.9)	(0.4)
Atneed:
Property	14.9	18.3	(3.4)
Merchandise and services	48.4	53.4	(5.0)
Discounts	(3.7)	(4.2)	0.5
Preneed and atneed cemetery sales production	$140.0	$158.1	$(18.1)
Recognition rate (2)	91%	92%

(1)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, perpetual care trust fund income and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

–	Comparable atneed cemetery revenues declined $6.7 million, or 10.3%, which we believe was primarily driven by a decline in deaths in our markets.
–
Comparable recognized preneed cemetery revenues declined $10.5 million, which was in line with our expectations and continued to be impacted by negative consumer sentiment resulting from the difficult economic environment.

–
Other revenue decreased by $6.2 million, or 27.9%, as cemetery trust fund income recognized from our preneed merchandise and service trust declined $5.5 million due to negative market returns experienced in late 2008 and early 2009.  Cemetery trust fund income from our preneed merchandise and service trust as well as our endowment care trust was in line with our expectations for the first quarter of 2009.

–
Cemetery gross profit decreased $13.8 million, due to the revenue declines described above which were partially offset by lower variable selling compensation expenses and a decline in personnel costs related to work force initiatives.  The cemetery gross profit in the quarter exceeded our expectations as cost control initiatives helped to offset lower than expected atneed revenues due to a reduced number of deaths in our markets during the quarter.

–	As anticipated, comparable preneed and atneed cemetery sales production declined $18.1 million primarily due to lower cemetery property sales production.

Other Financial Results

–	General and administrative expenses decreased $3.3 million primarily due to lower incentive compensation expense.
–
Gain on divestitures and impairment charges, net of $7.2 million in the first quarter of 2009 included the release of $14.1 million of tax and litigation indemnifications related to our former French operations, partially offset by losses from impairment charges and asset divestitures in North America.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP.  We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended March 31,
	2009	2008
Net cash provided by operating activities, as reported	$141.4	$46.3
Federal tax payment	—	90.0
One-time Alderwoods transition and other costs	—	3.3
Net cash provided by operating activities, excluding special items	$141.4	$139.6

Net cash provided by operating activities, excluding special items, was $141.4 million for the first quarter of 2009.  We did experience declines in customer atneed cash receipts compared to 2008 in both the funeral and cemetery segments related to the decrease in the number of deaths in our markets.  However, we experienced good customer collection rates related to our funeral and cemetery preneed contracts during the quarter.  These preneed cash collections, coupled with cost controls, significantly reduced incentive compensation payments and working capital initiatives resulted in operating cash flows during the quarter that were in line with our expectations.

As anticipated, we were also successful in prudently managing our capital expenditures during the quarter.  A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended March 31,
	2009	2008
Capital improvements at existing locations	$9.0	$14.2
Development of cemetery property	9.2	10.6
Construction of new funeral home facilities and other growth	5.3	4.4
Total capital expenditures	$23.5	$29.2

TRUST FUND PERFORMANCE

A summary of our U.S. trust fund performance for the three months ended March 31, 2009 is set forth below:

Preneed Funeral	(4.4)%
Preneed Cemetery	(4.6)%
Cemetery Perpetual Care	(2.8)%
Combined Trust Funds	(4.0)%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash from operating activities excluding special items shown above are all non-GAAP financial measures.  We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income, expense, and cash items not affecting continuing operations.  We also believe this measure helps facilitate comparisons to our competitors’ operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income.  We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended March 31,
(In millions, except diluted EPS)	2009		2008
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$34.5	$.14	$41.5	$.16

After-tax reconciling items:
(Gains) losses on dispositions and impairment charges, net	(2.5)	(.02)	9.6	.04
Gain on early extinguishment of debt	(1.0)	—	—	—
One-time Alderwoods transition and other costs	—	—	0.7	—
Earnings from continuing operations excluding special items	$31.0	$.12	$51.8	$.20

Diluted weighted average shares outstanding (in thousands)		250,309		265,329

Conference Call and Webcast

We will host a conference call on Thursday, May 7, 2009, at 8:30 a.m. Central Daylight Time.  A question and answer session will follow a brief presentation made by management.  The conference call dial-in number is (617) 597-5344 with the passcode of 11471384.  The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com.  A replay of the conference call will be available through May 14, 2009 and can be accessed at (617) 801-6888 with the passcode of 95864817.  Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf.  Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•
Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.

•	Changes in operating conditions such as supply disruptions and labor disputes.

•
Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.

•	Inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.
•
The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

•	Allegations regarding compliance with laws, regulations, industry standards, and customs regarding funeral or burial procedures and practices.
•	The amounts payable by us with respect to our outstanding legal matters exceed our established reserves.
•	Amounts that we may be required to replenish into our affiliated funeral and cemetery trust funds in order to meet minimal funding requirements.
•
The outcome of pending Internal Revenue Service audits.  We maintain accruals for tax liabilities which relate to uncertain tax matters.  If these tax matters are unfavorably resolved, we will make any required payments to tax authorities.  If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be released through the tax provision at the time of resolution.

•
Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

•	Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.
•	Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
•	Our ability to successfully access surety and insurance markets at a reasonable cost.
•	Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
•
The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.

•	The possibility that our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
•
Our ability to buy our common stock under our share repurchase programs which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

•	The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
•	Continued economic crisis and financial and stock market declines could reduce future potential earnings and cash flows and could result in future goodwill impairments.
•	The weakening economy may cause customers to reassess preneed funeral or cemetery arrangements or decrease the amounts atneed customers are willing to pay or consider cremation as opposed to burial.
•	Changes in our funeral and cemetery trust funds, investments in equity securities, fixed income securities and mutual funds could be significantly negatively impacted by the weakening economy.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2008 Annual Report on Form 10-K.  Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services.  At March 31, 2009, we owned and operated 1,286 funeral homes and 365 cemeteries (of which 207 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico.  Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction.  For more information about Service Corporation International, please visit our website at www.sci-corp.com.  For more information about Dignity Memorial®, please visit www.dignitymemorial.com ..

For additional information contact:
Investors:	Debbie Young – Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall – Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenues	$510,595	$573,451
Costs and expenses	(410,475)	(435,854)
Gross profit	100,120	137,597

General and administrative expenses	(21,786)	(25,075)
Gains (losses) on divestitures and impairment charges, net	7,230	(12,046)
Other operating expense	—	(1,106)
Operating income	85,564	99,370

Interest expense	(31,670)	(34,069)
Other income, net	767	1,172
Income from continuing operations before income taxes	54,661	66,473
Provision for income taxes	(20,281)	(24,969)
Income from continuing operations	34,380	41,504
Income from discontinued operations	—	15
Net income	34,380	41,519
Net income attributable to noncontrolling interests	150	—
Net income attributable to common stockholders	$34,530	$41,519

Basic earnings per share:
Income from continuing operations attributable to common stockholders	$.14	$.16
Net income attributable to common stockholders	$.14	$.16
Diluted earnings per share:
Income from continuing operations attributable to common stockholders	$.14	$.16
Net income attributable to common stockholders	$.14	$.16

Basic weighted average number of shares	250,134	261,475
Diluted weighted average number of shares	250,309	265,329

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET
 (In thousands, except share amounts)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$215,971	$128,397
Receivables, net	78,612	96,145
Inventories	31,221	31,603
Deferred tax asset	79,571	79,571
Current assets held for sale	1,311	1,279
Other	23,952	18,515
Total current assets	430,638	355,510
Preneed funeral receivables, net and trust investments	1,193,598	1,191,692
Preneed cemetery receivables, net and trust investments	1,087,777	1,062,952
Cemetery property, at cost	1,459,891	1,458,981
Property and equipment, net	1,565,797	1,567,875
Non-current assets held for sale	96,123	97,512
Goodwill	1,172,645	1,178,969
Deferred charges and other assets	439,257	452,634
Cemetery perpetual care trust investments	697,535	744,758
	$8,143,261	$8,110,883
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$308,983	$294,859
Current maturities of long-term debt	55,897	27,104
Current liabilities held for sale	549	465
Income taxes	1,158	4,354
Total current liabilities	366,587	326,782
Long-term debt	1,788,670	1,821,404
Deferred preneed funeral revenues	586,232	588,198
Deferred preneed cemetery revenues	804,205	771,117
Deferred income taxes	306,067	288,677
Non-current liabilities held for sale	74,002	75,537
Other liabilities	321,567	356,090
Deferred preneed funeral and cemetery receipts held in trust	1,848,853	1,817,665
Care trusts’ corpus	732,502	772,234

Stockholders’ equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 250,943,842 and 249,472,075 issued and outstanding (net of 469,633 and 481,000 treasury shares, at par, respectively)	250,944	249,472
Capital in excess of par value	1,727,214	1,733,814
Accumulated deficit	(692,226)	(726,756)
Accumulated other comprehensive income	28,896	36,649
Total common stockholders’ equity	1,314,828	1,293,179
Noncontrolling interests	(252)	—
Total equity	1,314,576	1,293,179
	$8,143,261	$8,110,883

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$34,380	$41,519
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(15)
Gain on early extinguishment of debt	(1,610)	—
Depreciation and amortization	29,115	27,077
Amortization of intangible assets	5,484	6,124
Amortization of cemetery property	5,911	7,385
Amortization of loan costs	898	995
Provision for doubtful accounts	3,091	1,948
Provision for deferred income taxes	18,577	19,231
(Gain) loss on divestitures and impairment charges, net	(7,230)	12,046
Share-based compensation	2,408	2,197
Excess tax benefits from share-based awards	—	(1,324)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	12,269	581
Decrease (increase) in other assets	5,083	(7,719)
Increase (decrease) in payables and other liabilities	21,954	(80,877)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	4,558	10,760
(Decrease) increase in deferred preneed funeral revenue	(2,349)	10,610
Decrease in funeral deferred preneed funeral receipts held in trust	(5,579)	(16,927)
Effect of preneed cemetery production and deliveries:
Decrease in preneed cemetery receivables and trust investments	9,596	16,110
Increase in deferred preneed cemetery revenue	9,589	2,591
Decrease in cemetery deferred preneed cemetery receipts held in trust	(4,792)	(5,980)
Other	1	12
Net cash provided by operating activities	141,354	46,344
Cash flows from investing activities:
Capital expenditures	(23,494)	(29,240)
Proceeds from divestitures and sales of property and equipment	7,713	7,987
Acquisitions	(512)	(3,882)
Net deposits of restricted funds and other	129	(21,483)
Net cash used in investing activities from continuing operations	(16,164)	(46,618)
Net cash provided by investing activities from discontinued operations	—	858
Net cash used in investing activities	(16,164)	(45,760)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	—	69,000
Payments of debt	(2,132)	(46,179)
Principal payments on capital leases	(6,581)	(5,888)
Early extinguishment of debt	(7,476)	—
Purchase of Company common stock	—	(36,606)
Proceeds from exercise of stock options	2,363	1,335
Excess tax benefits from share-based awards	—	1,324
Payments of dividends	(9,981)	(10,585)
Bank overdrafts and other	(13,658)	(7,829)
Net cash used in financing activities	(37,465)	(35,428)
Effect of foreign currency on cash and cash equivalents	(151)	(1,275)
Net increase in cash and cash equivalents	87,574	(36,119)
Cash and cash equivalents at beginning of period	128,397	168,594
Cash and cash equivalents at end of period	$215,971	$132,475